Exhibit 99.4

VOTING AGREEMENT AND IRREVOCABLE PROXY

THIS VOTING AGREEMENT AND IRREVOCABLE PROXY (this “Agreement”) is entered into as of October 22, 2026, (the “Effective Date”), by and among FOXO Technologies, Inc., a Delaware corporation (“FOXO”), and Vasaio Capital, Inc. (VASAIO)

RECITALS

WHEREAS, FOXO and VASAIO are parties to the Stock Purchase Agreement, dated as of October (the “SPA”), pursuant to which FOXO agreed to purchase Preferred Stock owned by VASAIO in Ludwig Enterprises, Inc. (the “Ludwig Preferred Stock”) a Nevada corporation;

WHEREAS, pursuant to the SPA, shares of Ludwig Preferred Stock will be transferred by VASAIO to FOXO in exchange for shares of preferred stock of FOXO;

WHEREAS, as of the Effective Date, VASAIO owns 2,000,000 shares of Ludwig Preferred Stock; and

WHEREAS, the execution and delivery of this Agreement by VASAIO were material inducements to the willingness of FOXO to enter into the SPA to purchase the Ludwig Preferred Stock from VASAIO.

NOW, THEREFORE, in consideration of the promises and the covenants and agreements set forth in the SPA and in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Restrictions on VASAIO Shares; New Shares.

(a) Except with the written consent of FOXO and pursuant to the terms of this Agreement, VASAIO shall not, directly or indirectly, grant any proxies or powers of attorney with respect to any of the VASAIO Shares, deposit any of the VASAIO Shares into a voting trust, or enter into a voting agreement or similar arrangement or commitment with respect to any of the VASAIO Shares or make any public announcement that is in any manner inconsistent with Section 2.

(b) Except as otherwise provided herein, VASAIO shall not, in his capacity as a stockholder of the Company, directly or indirectly, take any unreasonable action that would make any representation or warranty contained herein untrue or incorrect or be reasonably expected to have the effect of impairing his ability to perform his obligations under this Agreement or preventing or delaying the consummation of any of the transactions contemplated hereby.

2. Agreement to Vote VASAIO Shares. Prior to the Expiration Time (as defined below), at every meeting of the stockholders of Ludwig, and at every adjournment or postponement thereof, and on every action or approval by written consent or resolution of the stockholders of Ludwig, VASAIO shall, to the extent permissible and consistent with Ludwig’s internal compliance policies (which may require abstention with respect to certain matters), vote, to the extent not voted by the person(s) appointed under the Proxy, the Ludwig Shares owned by it in such manner as is decided by FOXO in its sole and absolute discretion. Accordingly, during the term of this Agreement, VASAIO shall not vote or attempt to vote any of his respective shares of the Ludwig Preferred Stock, or otherwise exercise or attempt to exercise any voting or other approval rights of any of his respective shares of the Ludwig Preferred Stock, in contravention of the foregoing (other than any required abstention per VASAIO’s internal compliance policies), and any such prohibited exercise by VASAIO of voting or approval rights shall be void and of no force or effect.

3. Irrevocable Proxy. Concurrently with the execution and delivery of this Agreement, each of VASAIO shall deliver to FOXO a duly executed proxy in the form attached hereto as Exhibit A (the “Proxy”), which proxy is (and the parties hereby agree that it is) coupled with an interest sufficient in law to support an irrevocable proxy, and, until the Expiration Time, shall be irrevocable to the fullest extent permitted by law, with respect to each and every meeting of stockholders of Ludwig or action or approval by written resolution or consent of stockholders of Ludwig in accordance with Section 2 covering the total number of VASAIO Shares in respect of which VASAIO is entitled to vote at any such meeting or in connection with any such written consent. Upon the execution of this Agreement by VASAIO, (i) VASAIO hereby revokes any and all prior proxies (other than the Proxy) given by it with respect to the subject matter contemplated by Section 2, and (ii) VASAIO shall not grant any subsequent proxies with respect to such subject matter, or enter into any agreement or understanding with any person to vote or give instructions with respect to the VASAIO owned Shares in any manner inconsistent with the terms of Section 2, until after the Expiration Time.

4. Representations, Warranties and Covenants of VASAIO. VASAIO hereby represents, warrants and covenants to FOXO as follows:

(a) As of the Effective Date, he is the beneficial or record owner of, or exercises voting power over the VASAIO owned Shares set forth above. No person not a signatory to this Agreement has a beneficial interest in or a right to acquire or vote any of the VASAIO owned Shares. The VASAIO owned Shares owned by him are and will be at all times (absent the sale or conversion of any VASAIO owned Shares) up until the Expiration Time free and clear of any security interests, liens, claims, pledges, options, rights of first refusal, co-sale rights, agreements, limitations on his voting rights, charges and other encumbrances of any nature that would adversely affect the exercise or fulfillment of his rights and obligations under this Agreement or of the parties to this Agreement.

(b) VASAIO has all requisite power, capacity and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by him and the consummation by him of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on his part, and no other actions or proceedings on his part is necessary to authorize the execution and delivery by it of this Agreement and the consummation by him of the transactions contemplated hereby. This Agreement has been duly executed and delivered by it and, assuming the due authorization, execution and delivery of this Agreement by the other parties, constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity.

(c) The execution and delivery of this Agreement does not, and the performance by it of its agreements and obligations hereunder will not, conflict with, result in a breach or violation of or default under (with or without notice or lapse of time or both), or require notice to or the consent of any person under, any agreement, commitment, law, rule, regulation, judgment, order or decree to which it is a party or by which it is bound.

5. Further Assurances. Each party agrees, from time to time, and without additional consideration, to execute and deliver such additional proxies, documents, and other instruments and to take all such further action as the other parties may reasonably request to consummate and make effective the transactions contemplated by this Agreement.

6. Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, VASAIO hereby authorizes FOXO or its counsel to notify Ludwig’s transfer agent that this Agreement places limits on the voting of the Ludwig Preferred Stock, subject to the provisions hereof and provided that any such notice required by the terms of this Agreement will immediately be withdrawn and terminated by FOXO following the Expiration Time or the earlier sale or conversion of any portion of the VASAIO owned Shares.

7. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on (i) the date of delivery, if delivered personally, by electronic transmission, or by commercial delivery service, or (ii) on the date of confirmation of receipt (or the next business day, if the date of confirmation of receipt is not a business day), if sent via facsimile (with confirmation of receipt), to the parties hereto at the address set forth for each party on the signature page hereof (or at such other address for a party as shall be specified by like notice).

(b) Interpretation. When a reference is made in this Agreement to sections or exhibits, such reference shall be to a section of or an exhibit to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrases “the date of this Agreement”, “the date hereof”, and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the Effective Date. Unless the context of this Agreement otherwise requires:

(i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; and (iii) the terms “hereof,” “herein,” “hereunder” and derivative or similar words refer to this entire Agreement.

(c) Specific Performance; Injunctive Relief. The parties hereto acknowledge that a party may be irreparably harmed and that there may be no adequate remedy at law for a violation of any of the covenants or agreements of any other party set forth herein or in the Proxy. Therefore, it is agreed that, in addition to any other remedies that may be available to such party upon any such violation of this Agreement or the Proxy, such party shall have the right to seek to enforce such covenants and agreements and the Proxy by specific performance, injunctive relief or any other means available to such party at law or in equity and each other party hereby waives any and all defenses that could exist in its favor in connection with such enforcement and waives any requirement for security or the posting of any bond in connection with such enforcement.

(d) Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties hereto; it being understood that all parties need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or by electronic delivery in Adobe Portable Document Format or other electronic format based on common standards will be effective as delivery of a manually executed counterpart of this Agreement.

(e) Entire Agreement; Non-assignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto (including, without limitation, the Proxy) (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) are not intended to confer, and shall not be construed as conferring, upon any person other than the parties hereto any rights or remedies hereunder. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by a party without the prior written consent of the other parties, and any such assignment or delegation that is not consented to shall be null and void ab initio. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns (including, without limitation, any person to whom any VASAIO owned Shares are sold, transferred or assigned). All authority conferred herein shall survive the death, dissolution or incapacity of a party and in the event of a party’s death, dissolution or incapacity, any obligation of such party hereunder shall be binding upon the heirs, personal representatives, successors and assigns of such party.

(f) Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to use their commercially reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the purposes of such void or unenforceable provision.

(g) Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

(h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state’s principles of conflicts of law. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the federal and state courts sitting in Palm Beach County, Florida, in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action, suit or proceeding shall be heard and determined in such courts.

(i) Termination. This Agreement shall terminate and shall have no further force or effect from and after the Expiration Time, and thereafter there shall be no liability or obligation on the part of either party, provided, that no such termination shall relieve any party from liability for any willful breach of this Agreement prior to such termination. For purposes of this Agreement; Expiration Time shall mean Closing of the SPA or 120 days from the date of signing the SPA.

(j) Amendment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against which the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right hereunder.

(k) Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

(l) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

[Signatures on Following Page]

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the Effective Date.

FOXO:

FOXO TECHNOLOGIES, INC.

By:
Name:	Seamus Lagan
Title:	CEO
Address:

Vasaio Capital, Inc.:

By:
Name:
Title:
Address:

EXHIBIT B

IRREVOCABLE PROXY

TO VOTE PREFERRED STOCK OF

LUDWIG ENTERPRISES, INC.

The undersigned stockholder (“Stockholder”) of Ludwig Enterprises, Inc., a Nevada corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by applicable law) appoints FOXO TECHNOLOGIES, INC. (“FOXO”), as the sole and exclusive attorney and proxy of the Stockholder, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that the Stockholder is entitled to do so) with respect to all of the Stockholder’s VASAIO owned Shares, (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy and the Voting Agreement. Capitalized terms used but not otherwise defined in this Irrevocable Proxy shall have the meanings assigned to such terms in the Voting Agreement and Irrevocable Proxy dated on or about the date hereof among VASAIO and FOXO.

The Ludwig Preferred Stock beneficially owned by the Stockholder as of the date of this Irrevocable Proxy is listed on the final page of this Irrevocable Proxy. Upon the Stockholder’s execution of this Irrevocable Proxy, any and all prior proxies (other than this Irrevocable Proxy) given by the Stockholder with respect to the subject matter contemplated by this Irrevocable Proxy are hereby revoked with respect to such subject matter and the Stockholder agrees not to grant any subsequent proxies with respect to such subject matter or enter into any agreement or understanding with any person to vote or give instructions with respect to such subject matter in any manner inconsistent with the terms of this Irrevocable Proxy until after the Expiration Time.

Until the Expiration Time, this Irrevocable Proxy is irrevocable (to the fullest extent permitted by applicable law), is coupled with an interest sufficient in law to support an irrevocable proxy, and is granted pursuant to the Voting Agreement.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the Stockholder, at any time prior to the Expiration Time or the earlier sale or conversion of any portion of the VASAIO owned Shares, to act as the Stockholder’s attorney and proxy to vote his Ludwig Preferred Stock, and to exercise all voting and other rights of the Stockholder with respect to the VASAIO owned Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special or adjourned meeting of the stockholders of Ludwig and in every written consent in lieu of such meeting in such manner as is decided by FOXO in its sole and absolute discretion. Accordingly, until the Expiration Time or the earlier sale or conversion of any portion of the VASAIO owned Shares, the Stockholder shall not vote or attempt to vote any of his respective shares of the VASAIO owned Shares, or otherwise exercise or attempt to exercise any consent, voting or other approval rights of any of his respective shares of the VASAIO owned Shares, in contravention of the foregoing, and any such prohibited exercise by the Stockholder of voting or approval rights shall be void and of no force or effect.

All authority herein conferred shall survive the dissolution or bankruptcy of the Stockholder and any obligation of the Stockholder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Stockholder. The power of attorney granted by the Stockholder herein is a durable power of attorney and shall survive the dissolution or bankruptcy of the Stockholder.

This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable. This Irrevocable Proxy may not be amended or otherwise modified without the prior written consent of FOXO. This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Time.

Dated: October 22, 2026

Vasaio Capital, Inc.

By: